Exhibit 99.1

THE LEADING SUBSCRIPTION HEALTH AND WELLNESS PLATFORM THAT DELIVERS RESULTS 1

This presentation (the “Presentation”) contemplates a business combination (the “Transaction”) involving Forest Road Acquisition Corp. (“FRX”), The Beachbody Company Group, LLC (“Beachbody”) and Myx Fitness Holdings, LLC (“Myx”) and, together with Beachbody, the “Target Companies” and, together with FRX and Beachbody following the Transaction, “The Beachbody Company”). Forward - Looking Statements Certain statements made in this Presentation are “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Presentation, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward - looking statements. These forward - looking statements and factors that may cause such differences include, without limitation, (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of FRX’s securities, (ii) the risk that the Transaction may not be completed by FRX’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by FRX, (iii) the failure to satisfy the conditions to the consummation of the Transaction, including the approval of the merger agreement by the stockholders of FRX, the satisfaction of the minimum trust account amount following any redemptions by FRX’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the Transaction, (v) the inability to complete certain proposed private investment in FRX, or the PIPE transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vii) the effect of the announcement or pendency of the Transaction on Beachbody’s business relationships, operating results, and business generally, (viii) risks that the Transaction disrupts current plans and operations of Beachbody or Myx, (ix) the outcome of any legal proceedings that may be instituted against Beachbody, Myx or against FRX related to the merger agreement or the Transaction, (x) the ability to maintain the listing of the securities on a national securities exchange, (xi) changes in the competitive and regulated industries in which Beachbody and Myx operate, variations in operating performance across competitors, changes in laws and regulations affecting the business of Beachbody and Myx and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the Transaction, and identify and realize additional opportunities, and (xiii) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement on Form S - 4 (as amended, the “Registration Statement”) and other documents filed by FRX from time to time with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance upon any forward - looking statements, which speak only as of the date made. FRX, Beachbody and Myx expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward - looking statements contained herein to reflect any change in the expectations of FRX, Beachbody or Myx with respect thereto or any change in events, conditions or circumstances on which any statement is based. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward - looking statements and the assumptions on which those forward - looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward - looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about FRX, Beachbody and Myx or the date of such information in the case of information from persons other than FRX, Beachbody or Myx, and we disclaim any intention or obligation to update any forward - looking statements as a result of developments occurring after the date of this Presentation. Projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Use of Projections This Presentation contains financial forecasts. These unaudited financial projections have been provided by the Target Companies’ management, and the Target Companies’ respective independent registered public accounting firms have not audited, reviewed, compiled, or performed any procedures with respect to the unaudited financial projections for the purpose of their inclusion in this Presentation and, accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These unaudited financial projections should not be relied upon as being necessarily indicative of future results. The inclusion of the unaudited financial projections in this Presentation is not an admission or representation by FRX, Beachbody or Myx that such information is material. The assumptions and estimates underlying the unaudited financial projections are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited financial projections. There can be no assurance that the prospective results are indicative of the future performance of The Beachbody Company or that actual results will not differ materially from those presented in the unaudited financial projections. Inclusion of the unaudited financial projections in this Presentation should not be regarded as a representation by any person that the results contained in the unaudited financial projections will be achieved. Industry and Market Data The information contained herein also includes information provided by third parties, such as market research firms. None of FRX, Beachbody, Myx or their respective affiliates and any third parties that provide information to FRX, Beachbody or Myx, such as market research firms, guarantee the accuracy, completeness, timeliness or availability of any information. None of FRX, Beachbody, Myx or their respective affiliates and any third parties that provide information to FRX, Beachbody or Myx, such as market research firms, are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such content. None of FRX, Beachbody, Myx or their respective affiliates give any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein. Additional Information and Where to Find It A definitive merger agreement has been entered into in connection with the Transaction described herein. A full description of the terms of the Transaction has been provided in the Registration Statement, which includes the definitive proxy statement/prospectus to be sent to all FRX stockholders. Before making any voting decision, stockholders of FRX are urged to read the definitive proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Transaction as they become available because they will contain important information about the Transaction. Investors and stockholders are able to obtain free copies of the Registration Statement, the definitive proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FRX through the website maintained by the SEC at www.sec.gov. Participants in Solicitation FRX and its directors, executive officers and advisors may be deemed participants in the solicitation of proxies from FRX’s stockholders with respect to the Transaction. A list of the names of those directors, executive officers and advisors and a description of their interests in the post - business combination company is contained in the Registration Statement, which was declared effective by the SEC on May 27, 2021 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Forest Road Acquisition Corp., 1177 Avenue of the Americas, 5th Floor, New York, New York 10036, Attention: Keith L. Horn. Additional information regarding the interests of such participants is contained in the definitive proxy statement/prospectus for the Transaction. Beachbody, Myx and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FRX in connection with the Transaction. A list of the names of such directors and executive officers and information regarding their interests in the Transaction is included in the definitive proxy statement/prospectus for the Transaction. No Offer or Solicitation This Presentation is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. DISC L AIMER 2

Help people achieve their goals and lead healthy, fulfilling lives. TH E B EA C H B OD Y C OM P A N Y M I S S I ON 3

A HOLISTIC FITNESS AND NUTRITION SOLUTION PROGRAMS DESIGNED TO GET PEOPLE RESULTS MANY OPPORTUNITIES FOR CUSTOMER ACQUISITION MULTIPLE WAYS TO MONETIZE CUSTOMERS THE LEADING SUBSCRIPTION HEALTH AND WELLNESS COMPANY FOR THE MASS MARKET F itness Nutrition 4

WHERE WE ARE TODAY

$1.1B
REVENUE
2021E

3.2M
SUBSCRIPTIONS
ACROSS NUTRITION & FITNESS
Q1 2021

200M+
STREAMED VIEWS
LTM Q1 2021

56%
YOY GROWTH
DIGITAL REVENUE
Q1 2021

35%
ENGAGEMENT
(DAU/MAU)
Q1 2021

2,300
STREAMING WORKOUTS

25
NUTRITION PRODUCTS

WHERE WE ARE GOING

- **CAPITALIZE ON DIGITAL DISRUPTION**
- **CONNECTED FITNESS**
- **INCREASED MARKETING INVESTMENT**
- **INTERNATIONAL EXPANSION**
- **STRATEGIC M&A AND PARTNERSHIPS**

The above unaudited pro-forma information presents results of operations as if MYX had been combined with the Company as of January 1, 2021.

5

INVESTMENT THESIS

1	**Uniquely positioned to capitalize on the digital disruption in a large and growing TAM**	▪ Center of **3 mega-trends** ▪ **$1.5 trillion+** TAM and growing[1] ▪ **87% of people** will continue at home workouts[2]
2	**The complete provider of digital fitness and nutrition subscriptions for the mass market**	▪ **3 key revenue drivers** ▪ **75% subscription** revenue ▪ **3.2M** total subscriptions
3	**A leader in at-home fitness with a 22-year history of profitable growth**	▪ **$11B+** in gross revenue since inception ▪ **2,300** streaming workouts ▪ **400K+** micro- and macro-influencers
4	**Ready to strategically invest proceeds from transaction to accelerate long-term growth**	▪ Total Q1 revenue growth of **43% YoY** ▪ **$400M+ cash infusion** and public currency ▪ Attractive entry valuation at **2.0x EV / '22E Revenue**

[1] Global Wellness Institute. Includes Physical Activity and Health Eating/Weight Loss.
[2] Wakefield Research Study July 2020 (commission by The Beachbody Company)

6

▪ Long tail for sustainable growth Digital Subscription Connected Fitness THE BEACHBODY COMPANY Growth Consumer Health and Wellness 1 AT THE CENTER OF THREE MEGATRENDS 7

globally are overweight or obese 3 ▪ 87 million fitness app subscribers in 2020 in the US alone 4 ▪ Digital at - home fitness spend has since surged +30 – 40% post - COVID 5 ▪ The online fitness market is expected to grow from $6B in 2019 to $59B by 2027, representing a 33% CAGR 6 1) Global Wellness Institute. Includes Physical Activity and Health Eating/Weight Loss. 2) Unaudited pro - forma financial information presents results of operations as if MYX had been combined with the Company as of January 1, 2021. 3) CDC: Center for Disease Control and Prevention; WHO/Global Health Observatory. 4) eMarketer. 5) LEK Consulting Study. 6) Allied Market Research; Online/Virtual Fitness Market. 1 EXPANDING ADDRESSABLE MARKET ▪ 74% of Americans and 39% of people Mass market positioning gives us the most room to run 56% of our subscribers have less than $100K annual household income $ 1 . 5 TRILLION $1.1 BILLION THE BEACHBODY COMPANY 2021E REVENUE 2 O V E R TOTAL ADDRESSABLE MARKET 1 8

47% of all gym members won’t return to gyms upon reopening. — RunRepeat March 2021 66% of all consumers say they prefer working out at home to the gym. — The Wall Street Journal January 2021 — Wakefield Research Study July 2020 (commission by The Beachbody Company) 87% of surveyed respondents who already or will feel comfortable returning to the gym, will keep at - home workouts as a part of their fitness routine. 37% of all gym members globally have already canceled or are considering canceling their memberships. — RunRepeat March 2021 55% of those exercising at home do not plan to go back to their gym. — Wall Street Equity Research January 2021 1 STRUCTURAL CHANGE TO THE FITNESS INDUSTRY 9

DIGITAL SUBSCRIPTIONS CONNECTED FITNESS EQUIPMENT NUTRITION AND SUPPLEMENT SUBSCRIPTIONS 2 THREE KEY REVENUE DRIVERS Nutrition Fitness 10

2 DIVERSIFIED REVENUE COMPONENTS WITH SIGNIFICANT RECURRING REVENUE

REVENUE COMPOSITION


~50%
NUTRITION AND SUPPLEMENT SUBSCRIPTIONS
BEACHBODY NUTRITION
LADDER
~40%
DIGITAL SUBSCRIPTIONS
BEACHBODY ON DEMAND
myxfitness
openfit
~10%
CONNECTED FITNESS EQUIPMENT
myxfitness

REVENUE BY TYPE


~75%
SUBSCRIPTION REVENUE
~15%
NON-SUBSCRIPTION
~10%
CONNECTED FITNESS EQUIPMENT
myxfitness

>$1.1B IN REVENUE
(FORECASTED 2021)

>65% CONSOLIDATED GROSS MARGIN

SIGNIFICANT CASH FLOW GENERATION

REINVESTING TO FUEL FUTURE GROWTH

The above unaudited pro-forma financial information presents results of operations as if MYX had been combined with the Company as of January 1, 2021.

11

POWERFUL COMPETITIVE ADVANTAGES MULTI - PLATFORM BOD, OPENFIT, MYX, NUTRITION MASS - MARKET SCALE / EXPERTISE Highly effective, journey - based programming and nutrition provides holistic solution at attractive price points QUALITY CONTENT QUALITY CONTENT LIBRARY The deepest library of high - quality evergreen content with 100% ownership of the IP complemented by highly effective nutrition products Scaled, branded fitness and nutrition platform with expertise in content creation, marketing, and distribution Multiple entry doors to acquire customers with significant opportunity to drive further monetization through cross - sell and upsell 3 12

¹Workout Views as of December 31, 2020 *Includes all views per franchise THE LEADER IN DIGITAL FITNESS CONTENT 2,300+ STREAMING WORKOUTS ACROSS 87 COMPLETE PROGRAMS * * * * * * 21 . 9 M 15.6M 13 . 5 M 11 . 9 M 10 . 8 M 9 . 1 M 7 . 8 M 7 . 8 M 5 . 8 M 5 . 6 M 5 . 0 M 3 . 0 M 2 . 4 M 2 . 2 M 3 2016 – 2018 B e f o r e 2015 Y e a r o f R e l e ase : 2020 2019 UNMATCHED ASSET VALUE IN BOD LIBRARY DUE TO EVERGREEN NATURE OF PROGRAMS 31.5M Top - 15 BOD Workout Views by Program ¹ 13

3 HOW WE ACQUIRE, ENGAGE, & RETAIN CUSTOMERS

BRAND MARKETING

ACQUISITION

PERFORMANCE MARKETING

Paid advertising through Facebook, Instagram, Snapchat, TikTok, etc.

TV, radio, print

SOCIAL COMMERCE

400K+ micro-influencer "Coaches"

Macro-influencers and celebrities

Revenue-sharing opportunity

RETENTION / UPSELL

CRM IN-PRODUCT MARKETING

Supplement subscriptions

Upsells and cross-sells

Accountability through paired Coach

LIVE-TRAINER MESSAGING

Personalization

Advisor recommendations

14

4

Q1 2021 BUSINESS UPDATE

STRONG FIRST QUARTER REVENUE GROWTH, RECORD ENGAGEMENT LEVELS

FINANCIALS	▪ Total revenue was $243.3M – a 43% increase YoY ▪ Nutritional and other revenue was $131.1M – a 23% increase ▪ Digital revenue was $97.5M – a 56% increase ▪ Connected fitness revenue was $14.7M – an increase of more than 20 times
KPIs	▪ 3.2M total subscriptions at Beachbody, a 39% increase and a record high ▪ 56.9M total streams, a record for first quarter streams result and a 71% increase ▪ 35.1% DAU/MAU for Beachbody, an increase of 510 basis points and a record high
BUSINESS UPDATES	▪ Let's Get Up! – 1M views in 31 days ▪ BOD Interactive (BODi) announcement ▪ LA Fitness x Openfit partnership ▪ Concierge Health x Openfit partnership

The above unaudited pro-forma information presents results of operations as if MYX had been combined with the Company as of January 1, 2021.

15

4 SIGNIFICANT OPPORTUNITIES TO ACCELERATE GROWTH

WHERE WE ARE	WHERE WE ARE GOING
Founder-led business mostly funded out of cash flow	Proceeds accelerate investment in business
99% of revenues from North America	Significant international expansion
3M+ total subscriptions across fitness and nutrition	11M+ total subscriptions by 2025
~$3B Enterprise Value	Unlock value through organic and inorganic growth

16

FINANCIAL OVERVIEW 17

WHERE WE ARE GOING

REVENUE BRIDGE (2020A - 2025E)

CAGR Contribution:	8%	+	12%	+	3%	+	7%	=	30%
									2020-2025 CAGR



$0.9B
3.0M
Total Subscriptions
2020 FY Audited GAAP Revenue
$0.4B
Beachbody + Openfit (Digital and Nutrition)
At Historical Annual Marketing Spend
1
Baseline Growth
North America
$0.9B
Beachbody + Openfit (Digital and Nutrition)
Resulting from 2.1X Incremental Annual Marketing Spend
2
Digital and Nutrition Subscription Growth
North America
$0.3B
Beachbody (Digital and Nutrition)
Through Social Commerce Only
3
International Growth
Germany, Mexico, Colombia, Australia, Italy, Malaysia, Netherlands, Korea, Thailand, and China
$0.8B
MYX
From Equipment and Digital Subscriptions
4
Connected Fitness Increase
$3.3B
11.8M
Total Subscriptions
2025 FY Estimated GAAP Revenue
Out-of-Model Opportunities
Pricing increases / premium tier subscriptions
Openfit international
MYX international
Increased attachment rate
Opportunistic M&A
Strategic partnerships

The above unaudited pro-forma financial information presents results of operations as if MYX had been combined with the Company as of January 1, 2021.

18

TRANSACTION DETAILS

TRANSACTION SUMMARY

- Beachbody to merge with Forest Road ("FRX") at a pro forma enterprise value of **$3.0 billion (2.0x '22E revenue)**
- Founders and selling shareholders to maintain over 80% pro forma ownership
- 50% of FRX Founder Shares (3.8 million) to vest ratably at $12.00, $13.00, $14.00, $15.00, and $16.00 per share

($ in millions)

SOURCES	
FRX cash in trust	$300
PIPE investment	$225
Total	**$525**

USES	
Cash to balance sheet	$424
Secondary proceeds	$38
Estimated fees and expenses	$63
Total	**$525**

[1] Shares and ownership based on fully diluted shares outstanding using the treasury stock method.

[2] Expected cash at transaction close.

[3] Dual class common share structure to be implemented at closing, with certain persons receiving high vote common shares with 10:1 voting power. Excludes impact of 15.3 million public and private placement warrants struck at $11.50. Also excludes impact of earnout.

PRO FORMA CAPITALIZATION AND OWNERSHIP

($ and shares in millions; other than per share value)

PRO FORMA VALUATION	
Pro forma shares outstanding[1]	342.5
Illustrative share price	$10.00
Pro forma equity value	**$3,425**
Pro forma cash on balance sheet[2]	($455)
Pro forma enterprise value	**$2,970**
Pro forma EV / '22E revenue ($1.5 billion)	2.0x

PRO FORMA OWNERSHIP[3]



PIPE Shares 6.6%
FRX Founder Shares 1.1%
FRX Public Shares 8.8%
Carl Daikeler 41.1%
Other owners 35.8%
Jonathan Congdon 6.6%

Existing shareholders to hold ~84% of the pro forma business – led by founders with ~48% ownership

19

BEACHBODY HAS AN ATTRACTIVE RELATIVE VALUATION ESPECIALLY WHEN CONSIDERING ITS GROWTH PROFILE AND POSITIONING Source: FactSet as of 06/08/2021. Note: Beachbody multiples implied based on $2,970mm EV. Connected fitness reflects Peloton. Growth consumer health and wellness includes BellRing Brands, Chewy, Freshpet, Planet Fitness and Simply Good Foods. Digital subscription includes Disney, Netflix and Spotify. Revenue CAGR CY 2021 – 2023 33% 28% 18% 16% CO N N E CTE D FITNESS DIGITAL S U B SC R I P T I ON GROWTH CONSUMER HEALTH AND WELLNESS Gross Profit Margin % CY 2022 68% 43% 41% 35% 2 . 0 x 5 . 7 x 4 . 7 x EV / CY 2022 Revenue THE B E A C H B O D Y COMPANY 2 . 7 x 8.2x 6 . 3 x 5 . 6 x EV / CY 2021 Revenue 7 . 4 x 20

APPE NDI X 21

OVERVIEW OF KEY REVENUE DRIVERS

	COMPONENT	PRODUCTS	REVENUE DRIVER
CONNECTED FITNESS EQUIPMENT	Equipment hardware	MYX and MYX Plus 	Units in 2021-2025 period at a price of $1,299-$1,499 with shift toward MYX Plus.
DIGITAL SUBSCRIPTIONS	Subscription fees	BOD, Openfit, MYX, and micro-influencer CRM platform  openfit Micro-Influencer CRM Platform	Subscriptions in 2021-2025 period at an annual ARPU of $145-$147 based on: • $99 annual • $39 quarterly • $29 Nutrition+ and $49 VIP Early Access • $15.95 CRM platform (which 85% of micro-influencer coaches pay)
NUTRITION AND OTHER	Nutrition and supplement subscriptions Non-subscription SKUs	Beachbody and Ladder nutrition and supplement SKUs, subscriptions, and non-subscription SKUs, including non-connected fitness equipment 	Subscriptions in 2021-2025 period at a monthly ARPU of $117-$140 with pricing changes due to mix-shift and higher ARPU driven by new digital and nutrition launches.

22

REVENU E ( 2018 A – 2025 E ) HISTORICAL AND PROJECTED REVENUE ($ in millions) 23 $580 $505 $529 $560 $634 $783 $992 $1,261 $211 $251 $337 $456 $649 $879 $1,144 $1,452 $195 $296 $494 $581 $790 $756 $893 $28 $1,112 $97 $1 , 479 $1 , 958 $2 , 631 $3 , 294 2 018A 2 019A 2 020A 2 0 21E 2 0 22E 2 0 23E 2 0 24E 2 0 25E REVENUE GRO WTH % (4.3%) 18.1% 24.5% 33.0% 32.4% 34.4% 25.2% DIGITAL S UB S CRI PT IONS 1.5M 1.7M 2.6M 3.7M 5.2M 6.8M 8.8M 10.9M NUTRITION S UB S CRI PT IONS 0.4M 0.3M 0.4M 0.4M 0.5M 0.5M 0.7M 0.8M CONNECTED DEVICES SOLD - - 27K 73K 136K 203K 338K 398K Connected Fitness Equipment Digital Subscriptions Nutritional Products 2020A – 2 02 5 E CAGR: 84% 34% 19% The above unaudited pro - forma financial information presents results of operations as if MYX had been combined with the Company as of January 1, 2021.

ADJUSTED EBITDA (2018A – 2025E) COMMENTARY HISTORICAL AND PROJECTED ADJUSTED EBITDA $66 $74 $32 ($30) $66 $181 $348 $532 2 018A 2 019A 2 020A 2 0 21E 2 0 22E 2 0 23E 2 0 24E 2 0 25E ADJ. EBITDA % OF REVENUE 8.3% 9.8% 3.6% NM 4.5% 9.2% 13.2% 16.2% TOTAL MA RKE T ING SPEND $69 $54 $96 $156 $186 $248 $305 $364 ▪ Beachbody core business generates significant cash flow with highly profitable unit economics ▪ Media investment is variable and will be used to drive incremental subscriber growth and increase ROI on marketing dollars ▪ Capital raised from SPAC transaction will allow the company to flex overall marketing spending based on market conditions ▪ Initial investment in customer acquisition expected to generate significant returns across all three platforms by 2022 once MYX is fully integrated 24 ($ in millions) Adjusted EBITDA calculated by adding back amortization of content assets, stock - based compensation, D&A, non - recurring/transaction fees, COVID - 19 - related supply chain disruptions, income taxes/benefit and net interest expense to Net Income. The above unaudited pro - forma financial information presents results of operations as if MYX had been combined with the Company as of January 1, 2021.

FITNESS 25

3 ENTRY POINTS FOR DIGITAL SUBSCRIPTIONS LEVERAGING THE POWER OF BOD AND OPENFIT WITH CONNECTED FITNESS 26

▪ The largest on - demand content library in the industry – Training programs ranging from beginner to advanced, with content across a variety of fitness verticals – Typical workout program is 4 – 6 weeks – 4+ program launches per year ▪ 400,000+ micro - influencer “Coaches,” facilitating a sense of community ▪ Complemented with nutrition programs and supplements ▪ Subscription: $99 annual / $39 quarterly ▪ Content will be accessible on the MYX bike 27

▪ Comprehensive library of LIVE and on - demand fitness content ▪ LIVE trainer - led classes and interactions creating a boutique - fitness experience ▪ Macro - influencers and celebrity trainers, expanding the reach to broader audiences ▪ Complemented with nutrition programs and Ladder nutrition supplements ▪ Subscription: $96 annual / $10 monthly ▪ Content will be accessible on the MYX bike 28 myxfitness



Great workout, Erica!





- Commercial-grade connected fitness bike for the mass market
- Connected fitness content driven by heart-rate zones calibrated uniquely for each member
- Complemented with cycling with strength, flexibility, and balance classes for a holistic at-home experience
- **Hardware: $1,299 | Subscription: $29 monthly**
- **Customers can bundle with BOD and Openfit digital subscriptions, nutrition programs, and supplements**

29

NU TR I TI ON 30

NUTRITION AND SUPPLEMENT SUBSCRIPTIONS ACCELERATE REVENUE DIGITAL SUBSCRIPTIONS CREATE MARKETING OPPORTUNITIES $560M 1 Full year forecast for 2021E. 2021E REVENUE 1 $450 M 2021 E RE V EN U E 1 3.7M DIGITAL SUBSCRIPTIONS 1 2021E 0.4M NUTRITION SUBSCRIPTIONS AND OTHER SALES 1 2021E 31

OTHER NUTRITIONALS AND ACCESSORIES Paired with 32

PLANT PROTEIN WHEY PROTEIN SUPERFOOD GREENS PRE - WORKOUT HYDRATION Paired with 33

THE LEADING SUBSCRIPTION HEALTH AND WELLNESS PLATFORM THAT DELIVERS RESULTS 34